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                                                                     EXHIBIT 11

                               CELADON GROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS


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                                                          FOR THE THREE MONTHS ENDED                 FOR THE NINE MONTHS ENDED
                                                                  MARCH 31,                                   MARCH 31,
                                                         1998                   1997                1998               1997
                                                         ----                   ----                ----               ----

Numerator:

     Net income.........................               $1,516,000             $1,359,000        $4,700,000       $3,530,000
                                                       ----------             ----------        ----------       ----------

Numerator for basic and
     diluted earnings per share.........               $1,516,000             $1,359,000        $4,700,000       $3,530,000

Denominator:

     Denominator for basic earnings
     per share-weighted-average shares                  7,669,691              7,622,580         7,646,951        7,630,163

Effect of dilutive securities:

     Employee stock options.............                   71,383                 38,267            79,320           17,289
     Warrants...........................                    3,193                 13,921             8,196            8,963
                                                         --------               --------           -------          -------
Dilutive potential common shares                           74,576                 52,188            87,516           26,252

Denominator for diluted earnings
     per share-adjusted weighted-
     average shares and assumed
     conversions....................                    7,744,267              7,674,768         7,734,467        7,656,415
                                                        =========              =========         =========        =========

Basic earnings per share............                        $0.20                  $0.18             $0.61            $0.46
                                                            =====                  =====             =====            =====

Diluted earnings per share..........                        $0.20                  $0.18             $0.61            $0.46
                                                            =====                  =====             =====            =====

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